                          PROSOFT I-NET SOLUTIONS, INC.
                    COURSEWARE REPRODUCTION LICENSE AGREEMENT

     This Courseware Reproduction License Agreement (this "Agreement") is made and entered into as of the 20th day of January, 1997 (the "effective date"), by and between Prosoft I-Net Solutions, Inc., a Nevada corporation having its principal place of business at 2333 North Broadway, Suite 300, Santa Ana, California ("Prosoft"), and Training Resources International, Inc., a Nevada corporation having its principal place of business at 42690 Rio Nedo, Suite
E, Temecula, California 92590 ("Customer").

                               R E C I T A L S

     WHEREAS, Prosoft is engaged in the development, distribution and sale of certain Internet, intranet and other computer training products and services, as more particularly described in Prosoft's catalogues and other written and electronic materials (collectively, the "Training Products");

     WHEREAS, in conjunction with the development, distribution and sale of such Training Products Prosoft has developed specific written and electronic course materials (the "Courseware Titles"), which Courseware Titles are set forth on SCHEDULE 1 to this Agreement;

     WHEREAS, Customer wishes to purchase the Courseware Titles from Prosoft in electronic format for the purpose of reproducing and packaging the Courseware Titles for distribution and resale to its customers, including without limitation public and private elementary, secondary and post-secondary educational institutions, under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1. DEFINITIONS. When used in this Agreement, the following terms shall have the respective meanings indicated:

            "Customer Resale" shall mean the reproduction, manufacture, and packaging of the Courseware Titles into the Kits for distribution and resale to the Educational Institutions, provided however that Customer Resale shall not include the licensing or sublicensing of the Courseware Titles without the prior written consent of Prosoft (which shall not be unreasonably withheld) or any other use of the Courseware Titles otherwise prohibited under the terms of this Agreement.

            "Educational Institutions" shall mean public and private elementary, secondary and post-secondary educational institutions and all agencies, departments, divisions, bureaus and branches thereof.

            "Electronic Courseware Title" shall mean a Courseware Title that is reproduced on a CD-ROM containing substantially the same information and lessons as the Paper-based Courseware Title, and can be transmitted electronically over the internet or other computer networks in connection with distance learning.

            "End Customer" shall mean any client of Customer that purchases the Kits.

            "Exercise Disk" shall mean a 3-1/2 inch floppy disk containing classroom exercises for a Courseware Title.

            "Kit" shall mean any reproduction of any Courseware Title that includes one, two or three of the following constituent elements, and is packaged and sold as a single unit: (a) a Paper-based Courseware Title: (b) an Electronic Courseware Title: (c) an Exercise Disk. For purposes hereof, each element described in clauses (a) through (c) of the previous sentence shall be referred to as a "part thereof" with respect to each Kit.

            "Net Receipts" shall mean all gross revenue received from the sales, licensing or other distribution of the Kits, provided that "Net Receipts" does not include any revenue not directly related to the sale or licensing of the Kits, including but not limited to taxes, duties, tariffs, freight, shipping, support or other charges, but only to the extent such other items are separately stated on the invoice(s).

            "Paper-based Courseware Title" shall mean a Courseware Title that is reproduced into a bound paper book.

     2.     GRANT OF REPRODUCTION RIGHTS.

            2.1 Grant of Reproduction License. Subject to the terms and conditions of this Agreement, Prosoft hereby authorizes Customer to reproduce and distribute the Courseware Titles exclusively for Customer Resale. Customer may not license or sublicense the Courseware Titles to any third parties in any form without the prior written consent of Prosoft (which shall not be unreasonably withheld). Customer shall have the right to sell the Kits, or any part thereof, in any combination of elements that it deems appropriate (for example, without limiting the forgoing, Customer may package and sell the Electronic Courseware Title alone, or in combination with a Paper-based Courseware Title and/or an Exercise Disk). Prosoft reserves all rights not expressly granted to Customer in this Agreement.

            2.2 Reproduction and Manufacture Procedure. Upon the execution of this Agreement, Prosoft will deliver the Courseware Titles to Customer in electronic format on "Gold Disk(s)" which will allow Customer to reproduce copies of the Courseware Titles into individual Kits. Customer will ensure that all Kits contain adequate copyright notices so as to protect Prosoft's copyright interest. Customer will keep accurate records of all copies created in accordance with Section 3.5 of this Agreement. Prosoft shall have no responsibility for and shall bear no cost associated with the reproduction, manufacture, packaging, shipping, distribution, marketing or resale of the Kits.

            2.3 Title to Prosoft Products. Subject to the rights granted to Customer herein, all right, title and interest in and to the Courseware Titles, or any element thereof constituting the Kits, including its text, logic structure and presentation, and to any improvements, enhancements, updates or upgrades to them, including the concepts and technology inherent in the Courseware Titles, are, and at all times shall remain, the sole and exclusive property of Prosoft. Nothing contained in this Agreement shall directly or indirectly be construed to assign or grant to Customer any right, title or interest in or to the trademarks, copyrights, patents or trade secrets of Prosoft or any ownership rights in or to the Courseware Titles.

     3.     LICENSE FEES.

            3.1 Royalty Payments. Customer shall pay to Prosoft twenty percent (20%) of Customer's Net Receipts from Customer's distribution of the Kits (such amounts being referred to herein as the "Royalty Payments"). Such Royalty Payments shall be payable in accordance with Section 3.3 hereof.

            3.2 Guaranteed License Fee. Upon execution of this Agreement, Customer shall be immediately bound and obligated to pay to Prosoft a guaranteed, non-refundable license fee in the amount of $1,600,000 (the "Guaranteed License Fee") on such dates as specified on SCHEDULE 2, which Guaranteed License Fee shall constitute an advance by Customer on all Royalty Payments owing by Customer to Prosoft under Section 3.1. Customer's payment of the Guaranteed License Fee shall be guaranteed, unconditional, irrevocable and non-refundable, regardless of the number of Kits sold by the Customer to its End Customers and the amount of the Royalty Payments due to Prosoft.
The payment by Customer of the Guaranteed License Fee shall serve as consideration for the grant by Prosoft to Customer of the right to reproduce Kits from the Courseware Titles set forth on SCHEDULE 1 in accordance with the terms of this Agreement, and shall be payable notwithstanding the future production of other courseware titles not set forth on SCHEDULE 1 (the "Future Titles") by Prosoft. Prosoft shall make such Future Titles available to Customer for reproduction and distribution as such Future Titles are completed from time to time.

            3.3 Payments Due. Customer shall provide monthly written reports indicating the quantities of Kits (and the parts thereof) reproduced and the Royalty Payments due thereon, and such amounts shall be paid within thirty (30) days of the end of each month for all reproductions made that month (or for any prior month(s) for which royalties are calculable), provided that no Royalty Payments shall be due Prosoft in any month where the cumulative amounts paid by Customer in respect of the Guaranteed License Fee exceed the cumulative amounts paid and owing by Customer in respect of the Royalty Payments. All sums are to be paid in United States dollars. Any payment not received when due shall bear interest at the rate of (10% per annum, calculated monthly.

            3.4 Records. Customer shall keep true and accurate records of all Kits (and parts thereof) reproduced in accordance with generally accepted accounting principles, consistently applied. No more frequently than twice a year, Prosoft shall have the right (upon two business days prior notice) to have a certified public accountant selected by Prosoft audit the books of customer to determine whether all royalties due have been paid. Prosoft shall pay the cost of such investigation, except that should the accountant find that the royalties for a period investigated have been underpaid by five percent (5%) or more, the entire cost of the investigation shall be borne by Customer. Customer shall immediately pay to Prosoft any amounts discovered to be owed as a result of the investigation, plus interest at the rate of ten percent (10%) per annum, calculated monthly for each month the amount due was outstanding.

     4.     RESELLER AGREEMENT:  GRANT OF EXCLUSIVITY.

            4.1 Reseller Agreement. Customer, upon execution of the Training Resale Agreement substantially in the form of Exhibit A hereto (the "Reseller Agreement"), shall have the right to become a non-exclusive reseller of Prosoft's instructor led training to Educational Institutions, upon the terms and conditions set forth in the Reseller Agreement.

            4.2 Exclusivity. From the effective date until the Termination Date (as defined below), Customer shall have the exclusive right to resell the Courseware Titles to the Educational Institutions. In the event that Customer elects the Renewal Option in accordance with Section 10 hereof, then Customer shall have the exclusive right to resell the Courseware Titles to the Educational Institutions through January 15, 2008. During the term of this Agreement, Customer shall receive 25% of any revenues received by Prosoft relating to sales by Prosoft's internal sales staff of instructor-led training, distance learning or seminar-style training to the Educational Institutions, as compensation for the courseware component of such training engagements (this same provision is set forth in Section 1(b) of the Reseller Agreement, and the 25% commission described in this Section 4.2 is not cumulative or in addition to the 25% commission described in Section 1(b) of the Reseller Agreement).

     5.     REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

            5.1 Customer represents and warrants that it has the authority to enter into this Agreement, and to carry out its obligations hereunder, and that the performance of this Agreement shall not cause a breach of any other obligation of Customer.

            5.2 Each party represents and warrants as follows: (a) such party has full power and authority to execute, deliver and perform its obligations under this Agreement; (b) such party is financially solvent and has the sufficient liquidity and financial wherewithal to perform its obligations under this Agreement; (c) there are no actions, proceedings or investigations, pending or, to the best of the such party's knowledge, threatened against such party which may in any manner whatsoever materially affect the enforceability of this Agreement; and (d) the execution, delivery and performance of this Agreement will not constitute a breach or default under any agreement, law or court order under which such party is a party or may be bound.

     6. COPYRIGHT OBLIGATION. Customer covenants and warrants that the copyright notices included in the "Gold Disk" copy of the Courseware Titles and set forth on SCHEDULE 3 hereto shall be reproduced with each Kit (and each part thereof). Customer agrees that each copy of the Kits (and each part thereof) shall also include a notice stating that such Kit (and each part thereof) were "Reprinted with permission of Prosoft I-Net Solutions, Inc."
If Customer believes that any of Prosoft's contractual, statutory, intellectual property or other rights are being violated, it agrees to promptly notify Prosoft and cooperation in any investigation.

     7.    TRADEMARKS; TRADENAMES AND COPYRIGHTS.

            7.1 Acknowledgments of Rights. Customer acknowledges that Prosoft is the owner of all right, title and interest in and to the name Prosoft and the trademarks or trademark applications listed on SCHEDULE 3 hereto in connection with Internet, intranet and other computer training and services (the "Trademarks"), and Customer agrees not to adopt or use the Trademarks in any manner whatsoever except as expressly provided in this Agreement. Customer further acknowledges that Prosoft is the owner of all right, title and interest in and to all copyrights of Prosoft relating to the Courseware Titles (the "Copyrights"), and Customer agrees not to reproduce any material subject to any such Copyright except as expressly provided in this Agreement.

            7.2 Use of Trademarks in Connection with Courseware Titles. Customer agrees to use the Trademarks only within the Courseware Titles or to identify the authorized use of the Courseware Titles. Customer's use of the Trademarks shall at all times be in accordance with such styles and together with such Trademark notices as Prosoft may require. Customer shall not combine the Trademarks with any other names or marks, and agrees that this Agreement does not constitute any conveyance of any right, title or interest in or to any Trademarks, except for the permissive uses provided herein.

            7.3 Infringements. Customer shall promptly notify Prosoft of any and all infringements or attempted infringements of any of Prosoft's Trademarks that may come to its attention, and shall assist Prosoft at Prosoft's expense in taking such action against such infringers as Prosoft, in its discretion, may elect.

     8.     WARRANTY.

            8.1 Warranty on Courseware Titles. Prosoft warrants that the Courseware Titles as delivered to Customer will conform in all material respects to the written version thereof at the at the time of delivery to Customer. Prosoft makes no warranty to the end-users of the Courseware Titles, any such warranty to be made and honored by Customer. NO

OTHER WARRANTY, OR CONDITION, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OR CONDITIONS RELATED TO FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, ARE GRANTED TO CUSTOMER OR END-USERS, AND ALL SUCH WARRANTIES AND CONDITIONS ARE EXPRESSLY EXCLUDED.

            8.2 Defective Courseware Titles. Should the Courseware Titles fail to be as warranted above, Customer should return the Courseware Titles to Prosoft within 30 days of delivery thereof. Prosoft will then, at its sole option, correct or replace the Courseware Titles such that the Courseware Titles comply with Section 8.1.

            8.3 THE SECTION 8 CONTAINS THE EXCLUSIVE REPRESENTATION, WARRANTIES AND ASSOCIATED REMEDIES FOR ANY CLAIM ASSOCIATED WITH THE PERFORMANCE OF THE COURSEWARE TITLES, REGARDLESS OF WHETHER SUCH CLAIM IS MADE IN CONTRACT OR TORT.

     9.     LIABILITY AND INDEMNIFICATION.

            9.1 Limitations on Liability. CUSTOMER AGREES THAT, REGARDLESS OF THE FORM OF ANY CLAIM, CUSTOMER'S SOLE REMEDY AND PROSOFT'S SOLE OBLIGATION SHALL BE GOVERNED BY THIS AGREEMENT, AND IN NO EVENT SHALL PROSOFT'S LIABILITY EXCEED THE LICENSE FEES ACTUALLY PAID FOR THE COURSEWARE TITLES THAT GAVE RISE TO THE CLAIM DURING THE 12 MONTH PERIOD IMMEDIATELY PRECEDING THE CLAIM, PROVIDED THAT THE ABOVE LIMITATION SHALL NOT APPLY TO CLAIMS FOR INFRINGEMENT PURSUANT TO SECTION 9.2 OF THIS AGREEMENT. CUSTOMER EXPRESSLY AGREES THAT IN NO EVENT SHALL PROSOFT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES ARISING FROM SECTION 9.2.
BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR ANY OTHER LEGAL THEORY, WHETHER IN TORT OR CONTRACT, EVEN IF PROSOFT HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING, INCLUDING WITHOUT LIMITATION DAMAGES FROM INTERRUPTION OF BUSINESS, LOSS OF PROFITS OR BUSINESS OPPORTUNITIES, LOSS OF USE OF SOFTWARE, LOSS OF DATA, COST OF RECREATING DATA, COST OF CAPITAL, COST OF ANY SUBSTITUTE SOFTWARE, OR LOSSES CAUSED BY DELAY. PROSOFT SHALL NOT BE RESPONSIBLE FOR ANY DAMAGES OR EXPENSES RESULTING FROM ALTERATION OR UNAUTHORIZED USE OF THE COURSEWARE TITLES, OR FROM THE UNINTENDED AND UNFORESEEN RESULTS OBTAINED BY CUSTOMER RESULTING FROM SUCH USE. SHOULD ANY LAW UNDER WHICH THIS AGREEMENT IS INTERPRETED PROHIBIT EXCLUSION OF CERTAIN CONDITIONS OR WARRANTIES. THE REQUIRED CONDITIONS OR WARRANTIES SHALL BE DEEMED INCLUDED. THE LIABILITY OF PROSOFT FOR ANY BREACH OF SUCH TERM, CONDITION OR WARRANTY SHALL BE LIMITED, AT THE OPTION OF PROSOFT, TO ANY ONE OR MORE OF THE FOLLOWING; (A) REPLACEMENT OF THE COURSEWARE TITLES WITH FUNCTIONALLY COMPARABLE MATERIALS, OR (B) SUPPLEMENT, MODIFY OR REVISE THE COURSEWARE TITLES TO MEET THE REQUIRED WARRANTY OR CONDITION.

            9.2 Copyright Infringement. Prosoft shall, at its cost, defend or, at its sole option, settle any claim or suit brought against Customer on the issue that the Courseware Titles infringe a United States copyright, provided that Customer (a) notifies Prosoft promptly in writing of any such claim or suit; (b) gives Prosoft full information and assistance in settling and/or defending the suit; and (c) gives Prosoft full authority and control of the defense and/or settlement of any such action. Prosoft shall not be liable for any costs or expenses incurred (a) by Customer without Prosoft's prior written authorization; (b) for any claim based on the use of a combination of the Courseware Titles with any other property not provided by Prosoft, (c) for any claim based on Customer's modification of the Courseware Titles; or (d) from use of other than the latest available version of the Courseware Titles.

            9.3 If the Courseware Titles become subject to a claim of infringement for which Prosoft may become liable, Prosoft may at its option
(a) obtain the right to continue using the Courseware Titles; or (b) replace or modify the Courseware Titles to make them non-infringing, so long as the replacement or modification meets substantially similar specifications. EXCEPT FOR THESE REMEDIES, PROSOFT SHALL HAVE NO LIABILITY TO CUSTOMER OR ITS CUSTOMERS FOR COPYRIGHT, PATENT, TRADE SECRET OR ANY OTHER CLAIM ASSOCIATED WITH AN INFRINGEMENT OF A PROPRIETARY RIGHT, AND SHALL IN NO INSTANCE HAVE ANY LIABILITY TO CUSTOMER FOR DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES FROM INFRINGEMENT.

     10.    TERM AND TERMINATION.

            10.1 Term. This Agreement shall have an initial term from the effective date through January 31, 2003 (the "Termination Date"), as specified on Schedule 2 and shall then terminate automatically, provided that Customer may, upon (a) the delivery to Prosoft of written notice within 60 days of the Termination Date and (b) the payment of an additional one-time Guaranteed License Fee of $41,000,000 within 20 days of the Termination Date (the "Renewal License Fee"), elect to have the Agreement continue in effect from February 1, 2003 until January 31, 2008 (such option being referred to as the "Renewal Option" and January 31, 2008 being referred to as the "Extended Termination Date"). In the event that customer elects the Renewal Option, then the Renewal License Fee shall be treated as the Guaranteed License Fee for purposes of Section 3.2 hereof, and all other terms and conditions of this Agreement shall remain the same for the extended term.

            10.2 Termination for Cause. Prosoft may terminate this Agreement upon the happening of any of the following events if Customer fails to cure the problem within ten (10) days of notice of an intent to cancel if not cured:

            a.  Customer fails to make any payment when due; or

            b. Customer breaches any representations, warranty, or any material term of this Agreement or fails to perform any duty required hereunder; or

            c. Customer fails to comply with any legal prerequisites, formalities and/or material government regulations applicable to performance of its obligations under this Agreement.

            10.3 Termination by Customer. Customer may terminate this Agreement upon the happening of one of the following events if Prosoft fails to cure such event within thirty (30) days' notice of an intent to cancel if not cured:

            a. Prosoft breaches any warranty or material term of this Agreement or fails to perform any duty required hereunder; or

            b. Prosoft fails to comply with any legal prerequisites, formalities, and/or material government regulations applicable to performance of its obligations under this Agreement.

            10.4 Effect of Termination. Customer agrees that upon expiration or termination of this Agreement under this Section 10, Prosoft is discharged from any further obligations under this Agreement and Customer's rights to reproduce and distribute the Courseware Titles and to use Prosoft's tradename and trademarks as provided in this Agreement shall cease as of the date of such expiration or termination except as follows: Within thirty (30) days of the delivery by Prosoft or receipt by Prosoft of a notice of termination at the end of any term or expiration, or within ten (10) days after automatic termination or termination for cause, Customer shall: (1) return to Prosoft all Gold Disk(s); and (2) destroy all copies of the Courseware Titles or Kits not previously distributed, in whatever form they exist, including deleting all copies from any electronic memories. Notwithstanding the foregoing, with respect to any copies of the Courseware Titles or Kits that have been distributed for Customer Resale prior to the termination date. Customer may grant the approved license to use the Courseware Titles or Kits to end-users of these specific copies of the Courseware Titles or Kits; provided, however, that this permission does not allow Customer, after the date of termination, to make further reproductions of the Courseware Titles or Kits or to fill requests for copies orders that have not been filled on the date of termination or that are received after that date. All licenses for Customer Resale previously given, provided they were in accordance with the terms of this Agreement, shall continue in effect after termination or expiration of the Agreement.

     All requirements of indemnification, payment, and terms related to use or protection of intellectual property or confidential information, and provisions related to venue and choice of laws, shall survive termination or expiration of this Agreement.

     11. ARBITRATION. All disputes and controversies arising out of, or in any manner relating to, this Agreement which the parties do not resolve in good faith within thirty (30) days after either of the parties notifies the other of its desire to arbitrate such dispute or controversy shall be settled by arbitration by the American Arbitration Association in accordance with its then prevailing Commercial Arbitration Rules. Such arbitration shall be conducted in Orange County, California. The award or decision made in such arbitration shall be binding on the parties and judgment upon the award may be made in any court having jurisdiction. The prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of arbitration.

     12. NO AGENCY, REPRESENTATION OR JOINT VENUE. It is expressly understood that Customer and Prosoft are business entities independent of one another. Neither the making of this Agreement nor the performance of any part of its terms shall be construed to constitute Customer as an agent or representative of Prosoft for any purpose. Nor shall this Agreement be deemed to establish a joint venture or partnership.

     13. FORCE MAJEURE. Failure of Prosoft or Customer to perform its obligations hereunder, or a portion thereof if occasioned in whole or in part by any act of God, any act of fire, explosion, perils of sea, flood, war, or any action of any governmental authority shall excuse the non-performing party from performing the non-performing party's obligations to perform shall be suspended for the duration of such excusing event.

     14. ASSIGNMENT. The rights and obligations under this Agreement shall be binding upon each party and its successors and assigns, provided that the assignment by Customer of its obligations under this Agreement shall be subject to the written approval by Prosoft, which shall not be unreasonably withheld or delayed.

     15. HEADINGS. The headings contained in this Agreement are for convenience only and should not be construed to limit or expand any terms otherwise provided.

     16. NOTICES. Any notice made in relation to this Agreement shall be sent to the addresses set forth above, or such other address as the intended recipient has previously designated by written notice. The notice shall be sent by a prepaid courier service which requires signature for receipt or by facsimile.

     17. LEGAL REVIEW. It is acknowledged that this Agreement was initially prepared by Prosoft. Both parties, however, have had an opportunity for legal review of all terms. The parties therefore agree that, in interpreting any issues which may arise, any rules of construction related to who prepared the Agreement shall be inapplicable, each party having contributed or having had the opportunity to contribute to clarify any issue.

     18. PARTIAL ILLEGALITY. It is agreed that if any provision, or part of a provision, of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then the parties shall use their best efforts to replace the invalid or unenforceable provision by a provision that, to the extent permitted by applicable law, achieves the purposes intended under the original provision and to allow the parties to have the intended benefit of their bargain. If it cannot be so reformed it shall be omitted. In any such instance, the balance of this Agreement shall remain valid and unchanged and in full force and effect.

     19. WAIVER OF COMPLIANCE. Any failure by either party to enforce at any time any term or condition under this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement.

     20. APPLICABLE LAW. The parties agree that this Agreement shall be governed and construed by the laws of the state of California, and that no conflict-of-laws provision shall be invoked to permit the laws of any other state or jurisdiction.

     21. AMENDMENTS. All amendments to or changes in this Agreement must be in writing executed by both parties.

     22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties on the subject matter above, and supersedes any and all prior agreements (written and oral) between the parties.

     23. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts telecopied signatures of the other parties to this Agreement, with original signatures to be forwarded to the other party as promptly as possible.

     24.     VOCATIONAL BUSINESS.  The parties further agree as follows:

             24.1 Customer is hereby granted a nonexclusive license under Prosoft's post secondary status and, once Prosoft has been accredited, the accreditation relating to Prosoft's distance learning business. Prosoft will use its best efforts to complete the accreditation process with respect to distance learning and shall keep Customer apprised as to its progress in this regard. Customer shall have a nonexclusive license under this accreditation, along with Prosoft, for so long as Prosoft operates its vocational division (the "Vocational Division"), which is funded by Title III monies and trains unemployed workers. Customer is hereby granted an irrevocable option (the "Option") to acquire all of Prosoft's right, title and interest under the post secondary status and the accreditation status and/or process (if accreditation has not yet been attained), which option shall be immediately exercisable by Customer at an exercise price of $1000.00 upon written notice to Prosoft at such time as Prosoft (a) discontinues operation of the Vocational Division, or (b) is acquired by a third party.

             24.2 Prior to the exercise of the Option, Prosoft shall maintain its post secondary status and distance learning accreditation in good standing.

             24.3 All revenues generated by Customer under or in respect of the Vocational Division will be initially paid to and recognized by Prosoft. Customer will subsequently invoice Prosoft for all amounts owing to it.



                          (signature page follows)

     In Witness Whereof, the parties hereto have duly executed this Agreement on the date first above written.


PROSOFT:                            CUSTOMER:


PROSOFT I-NET SOLUTIONS, INC.       TRAINING RESOURCES INTERNATIONAL, INC.,
a Nevada corporation                a Nevada corporation



By: /s/ Donald Danks                By: /s/ Michael Kahlid
   --------------------------          --------------------------
       Donald Danks                        Michael Kahlid
       Senior Vice President               President

                                  Schedule I

                               Courseware Titles


PAGER-BASED COURSEWARE TITLES

Basic Internet Business Skills
Advanced Internet Business Skills
Mastering the Net With Netscape Communicator
Empowering the Enterprise With Microsoft Internet Explorer 4.0
Internet Security for Business Applications
Internet/Intranet Business Applications Using Office 97
Gaining Market Intelligence Using the World Wide Web
Introduction to HTML Authoring
Advanced HTML Authoring
Internet/Intranet Publishing Using Microsoft FrontPage 97
Web Publishing Using HTML and FrontPage 97
Microsoft Web Master Boot Camp
Visual Site Design and Management Using NetObjects FUSION 2.0
Introduction to VRML Authoring and Interactive 3D Modeling For the Web Introduction to JavaScript Programming
Advanced JavaScript Programming
Introduction to Database Publishing Using Visual InterDev
Fundamentals of CGI Programming Using Perl
Introduction to ActiveX Technology and Tools
Deploying Active Server Pages
Developing Java Applets and ActiveX Controls Using Visual J++
Internet Security Threats and Countermeasures
Advanced TCP/IP Internetworking



ELECTRONIC COURSEWARE TITLES

Basic Internet Business Skills
Advanced Internet Business Skills
Empowering the Enterprise With Microsoft Internet Explorer 4.0
Internet Security for Business Applications
Gaining Market Intelligence Using the World Wide Web
Introduction to HTML Authoring
Advanced HTML Authoring
Internet/Intranet Publishing Using Microsoft FrontPage 97
Introduction to JavaScript Programming
Advanced JavaScript Programming

                                 Schedule 2

                              Agreement Terms


Guaranteed License Fee:   $1,600,000



Payment dates of Guaranteed License Fee:
     The payments under the Guaranteed License Fee shall be due and payable to Prosoft within 15 calendar days of each of the following dates, and shall be paid in United States dollars in the amounts set forth next to each date:

     March 31, 1998:  $200,000
     June 30, 1998:  $200,000
     September 30, 1998:  $200,000
     December 31, 1998:  $200,000
     March 31, 1999:  $200,000
     June 30, 1999:  $200,000
     September 30, 1999:  $200,000
     December 31, 1999:  $200,000


Initial Agreement Term:  Effective date through January 31, 2003

                                  Schedule 3

                                  Trademarks








                             Copyright Notifications

                                     TRI

                            Intellectual Property


1.   Courseware Reproduction License Agreement                Jan. 20, 1998

2.   Training Resale Agreement                                Jan. 21, 1998

3.   Amendment No. 1 to Courseware Reproduction Agreement

4.   Sublicense Agreement--TRI                                Mar. 27, 1998

5.   Assignment of Contracts and Compensation Agreement       Jul. 5, 1998

     TRI  (Not Used)

6.   Amendment No. 1 to Courseware Reproduction License       Aug. 1, 1998
     Agreement - Prosoft & TRI

7.   Prosofttraining.com: Termination of Courseware License   Dec. 14, 1998
     Agreement

8.   Letter Terminating License Agreement by Mike Khaled      Dec. 21, 1998

                                  Exhibit A

                           TRAINING RESALE AGREEMENT

     This Training Resale Agreement (this "AGREEMENT") is entered into on this 21st day of January, 1998 by and between Prosoft I-Net Solutions, Inc., a Nevada corporation ("PROSOFT"), and Training Resources, Inc., a Nevada corporation (the "TRAINING AFFILIATE"), with reference to the following facts:

     (1) The Training Affiliate is in the business of corporate training and has certain clients and customers who have a need for Internet, Intranet and other computer training.

     (2) Prosoft has developed expertise in Internet. Intranet and other related computer training and services as more particularly described in Prosoft's catalogues and other materials which it has, or will, provide the Training Affiliate from time to time (collectively, the "TRAINING"), including the Prosoft Courses set forth on SCHEDULE 1 attached hereto (the "PROSOFT COURSES"). Prosoft has ownership or possession of various internet/intranet computer training centers (the "TRAINING CENTERS"), the locations and addresses of which are set forth on SCHEDULE 2. Prosoft and the Training Affiliate wish to form a relationship under which the Training Affiliate will sell the Training to its clients and customers and Prosoft will deliver the Training to such clients and customers, on the terms and conditions set forth herein.

     (3) Prosoft and the Training Affiliate have entered into the Courseware Reproduction License Agreement dated as of January 20, 1998 (the "License Agreement"), and under the terms of the License Agreement the Training Affiliate has been granted the right to enter into this Agreement with Prosoft.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereby agree as follows:

     1.   SALES AND COMPENSATION.

     (a) GENERAL COMPENSATION STRUCTURE. The Training Affiliate shall receive the following percentage discounts (the "SALES DISCOUNTS") off the List Price for the following types of Training sales, provided that the Training Affiliate shall have satisfied the Closing Requirements:

                  Sales Type                           Sales Discount
                  ----------                           --------------
                  Lead Generation Discount             10%

                  Sale Closing Discount                25%

     The Training Affiliate shall receive no Lead Generation Discount or Sale Closing Discount with respect to any class containing 4 or fewer Students.

     (b) COMPENSATION RESULTING FROM PROSOFT SALES IN EDUCATION MARKET. During the term of this Agreement, the Training Affiliate shall receive 25% of any revenues received by Prosoft relating to sales by Prosoft's internal sales staff of instructor-led training distance learning or seminar-style training to Educational Institutions (as defined below). As used herein, "Educational Institutions" shall mean public and private elementary, secondary and post-secondary educational institutions and all agencies, departments, divisions, bureaus and branches thereof.

     2. BILLING; PAYMENT OF COMMISSIONS. The Training Affiliates be solely responsible for all billing and collections with respect to the Training Purchasers hereunder. Prosoft will invoice the Training Affiliate for the List Price of such Training minus the applicable Sales Discounts (the "INVOICED AMOUNTS"), and such invoices shall be due and payable by the Training Affiliate within 30 days of the mailing thereof. The Training Affiliate agrees that as a reseller of the Training, the Training Affiliate shall be unconditionally liable to Prosoft for the payment of all Invoiced Amounts in accordance with this SECTION 2, regardless of any Training Purchaser's failure to pay the Training Affiliate or delay in paying the Training Affiliate any amounts relating to the Training provided by Prosoft hereunder.

     3. TRAINING ADMINISTRATION. During the term of this Agreement, Prosoft shall be responsible for, shall bear the cost of and agrees to do the following: (i) manage the scheduling of the courses constituting the Training and the registration (including confirmations and cancellations) of the Students; and (ii) provide the instructors, courseware, computer equipment and other hardware and furniture that will be necessary for the completion of the Training.

     4.   SALES REPRESENTATIVE AND MARKETING.

          (a) SALES REPRESENTATIVE. During the term of this Agreement, the Training Affiliate shall employ at all times at least one (1) sales representative (the "SALES REPRESENTATIVE") who shall be responsible for and shall agree to do the following: (i) dedicate at least 50% of his or her time (i.e. at least 20 hour per week) to overseeing the Training Affiliate's sales and marketing efforts with respect to the Training in the Subject Market, and
(ii) compile and distribute information useful to the sales and marketing of the Training as requested from time to time by Prosoft, including without limitation (A) preparing weekly written reports, in the form of Exhibit A hereto (as supplemented or amended by Prosoft from time to time, the "SALES REPORTS"), and submitting the Sales Reports directly to Prosoft on a weekly basis, and (B) preparing monthly written reports by the 20th day of each month with respect projections of Training business for the next succeeding month (the "PROJECTION REPORTS"), and submitting such Projection Reports directly to Prosoft within two days of the completion thereof. The name, address and telephone number of the Sales Representatives are set forth on
SCHEDULE 3 hereto. The Training Affiliate shall immediately notify Prosoft in writing of any changes in the Sales Representative's name, addtress or phone number. The Training Affiliate shall provide a copy of this Agreement to the Sales Representative, and secure the agreement of the Sales Representative to the terms and conditions hereof that directly relate to such Sales Representative.

          (b) MARKETING. During the term of this Agreement, the Training Affiliate shall use its best efforts to actively and agressively market, promote and sell the Training within the Subject Market. The Training Affiliate is free to promote and advertise the Training in any manner in which the Training Affiliate deems appropriate, provided that such promotion and advertising shall be performed in accordance with the Trademark Guidelines set forth on EXHIBIT C.

     5. TRAINING OF THE TRAINING AFFILIATE AND ITS EMPLOYEES. Prosoft will prvide to the Training Affiliate and its employees, and the Training Affiliate and its employees (including the Sales Representative) will be reasonably available for, between 10 and 20 hours of sales and marketing training relating to the Training.

     6. REPRESENTATIONS AND WARRANTIES. As an inducement to enter into this Agreement, each party represents and warrants as follows: (a) such party has full power and authority to execute, deliver and perform its obligations under this Agreement; (b) there are no actions, proceedings or investigations, pending or, to the best of the such party's knowledge, threatened against such party, which may in any manner whatsoever materially affect the enforceability of this Agreement or the Training; (c) the execution, delivery and performance of this Agreement will not consitute a breach or default under any agreement, law or court order under which such party is a party or may be bound or affected by or which may affect the Training, and (d) the Training Affiliate represents and warrants, and Prosoft acknowledges, that the Training Affiliate maintains and will maintain significant business operations relating to product lines and services other than the sale of Prosoft internet and intranet training.

     7. PROPRIETARY INFORMATION. Each party understands that the other party hereto (such other party being referred to as the "OWNING PARTY") possesses and will continue to possess information, software, data, hardware, furniture, course books, catalogues, brochures, marketing material and other printed material, and other tangible and intangible property of a proprietary nature that has been created and developed by such Owning Party (including without limitation any such information or property created or developed by such Owning Party during the term of this Agreement), or in which property rights have been assigned or otherwise conveyed to such Owning Party (collectively, "PROPRIETARY INFORMATION"), which Proprietary Information has commercial value in the business in which such Owning Party is engaged. Each party agrees that all such Proprietary Information, whether provided to such party in connection with the Training or otherwise, is and shall be the property of the Owning Party, whether or not such Proprietary Information is copyrighted, patented, or trademarked, and the Owning Party shall be the sole owner of all copyrights, patents and trademarks, and other rights in connection therewith. At all times during the term of this Agreement and after its termination, each party shall keep in its strictest confidence and trust all Proprietary Information and will not, and will not let any other Person, disclose, copy, reproduce, transmit or otherwise use any of the Proprietary Information, except (i) as may be necessary in connection with Prosoft's delivery of the Training pursuant to the terms and conditions of this Agreement, or (ii) with the written consent of the Owning Party. Upon the termination of this Agreement, each party shall return to the Owning Party all Proprietary Information made available to such party, and shall not take or use any of the Proprietary Information, any reproduction or summary of the Proprietary Information or any Proprietary Information that is embodied in a tangible medium.

     8. TERM OF AGREEMENT; TERMINATION. This Agreement shall be effective from the date hereof until the later of the "Termination Date" (as defined in the License Agreement) or the Extended Termination Date (as defined in the License Agreement), unless the License Agreement is terminated sooner than the Termination Date or the Extended Termination Date in accordance with the terms thereof, in which case this Agreement shall automatically terminate.

     9. MISCELLANEOUS. No amendment, waiver or modification to this Agreement shall be effective unless in writing and signed by both parties hereto. The Training Affiliate may not assign any of its rights or obligations under this Agreement, without the prior written consent of Prosoft, which consent may be witheld or denied in its sole and absolute discretion. Any notices and other communications between the parties in connection with this Agreement shall be delivered by overnight courier, U.S. mail or facsimile at the addresses set forth on SCHEDULE 3 hereto and shall be deemed received upon the earlier to occur of the actual receipt of such notice or, if mailed, five (5) Business Days following deposit in the mail. To the fullest extent permitted by law, the Training Affiliate agrees to protect, indemnify, defend and hold harmless Prosoft, its directors, officers, agents and employees from and against any and all liability, expense, loss or damage of any kind or nature and from any suits, claims or demands, including reasonable attorney's fees and costs, on account of any matter or thing or action, whether in suit or not, arising out of this AGreement, or the Training, or in connection herewith or therewith, unless such suit, claim or demand is caused soley by gross neglegence or willful misconduct of Prosoft, its directors, officers, agents and employees. The Training Affiliate hereby represents, warrants, acknowledges and admits that
(i) Prosoft does not owe any fiduciary duty to the Training Affiliate with respect to this Agreement or the transactions contemplated hereby, and (ii) no partnership, franchise or joint venture is granted or exists with respect to the Agreement between Prosoft and the Training Affiliate. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. Any signature page of this Agreement may be detached from any conterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

     10. NON-COMPETE. The Training Affiliate shall not directly or indirectly sell, resell, engage in the providing of any, or have any substantial ownership interest in any Person that engages in the providing of any, Internet or Intranet training (including without limitation the providing of any training using the techniques, methods or materials of Prosoft), other than the Training Affiliate's resale of the Prosoft Courses.

     11. DEFINITIONS. In addition to the other terms defined herein, the following initially capitalized terms shall have the meanings set forth below:

          "BUSINESS DAY" means a day, other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or obligated by law or executive order to close in the State of California.

          "CLOSING REQUIREMENTS" means the following requirements that must be satisfied by the Training Affiliate in order for the Training Affiliate to receive a Sales Discount with respect to sales of Training: (a) Prosoft shall have received an original or a copy of a purchase order for such Training signed by the Training Purchaser, and (b) the Training Affiliate shall have properly completed the Student Registration Form attached hereto as EXHIBIT B and submitted such form to Prosoft's Educational Consulting Center at the address set forth on SCHEDULE 3 hereto.

          "LEAD GENERATION DISCOUNT" means the discount off the List Price for any Training that results from a lead or referral supplied to Prosoft by the Training Affiliate, where such Training is sold either (a) exclusively by Prosoft or (b) by the Training Affiliate upon the use of Prosoft
Presentational Sales Support.

          "LIST PRICE" means the list price for any particular Training as published by Prosoft from time to time as described in the invoice delivered by Prosoft to the Training Affiliate or Training Purchaser pursuant to
SECTION 3 hereof.

          "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

          "PROSOFT ADMINISTRATIVE SALES SUPPORT" means sales support provided by Prosoft to the Training Affiliate involving no more than telephonic assistance by (a) a Prosoft Educational Consultant with respect to pricing, scheduling and curricular planning issues, and the scheduling and planning of onsite Training, or (b) a Prosoft Area Manager or Regional Vice President with respect to pricing issues.

          "PROSOFT PRESENTATIONAL SALES SUPPORT" means sales support provided by Prosoft to the Training Affiliate in which either (a) Prosoft prepares a written or oral presentation that is delivered by Prosoft or the Training Affiliate to the Training Purchaser in connection with the closing of the sale, or (b) a Prosoft Regional Vice President or Area Manager becomes directly involved in coordinating the execution and closing of the sale, including without limitation by attending telephonic or live meetings with the Training Purchaser or by participating in the preparation or delivery of the presentation described in clause (a).

          "SALE CLOSING DISCOUNT" means the discount off the List Price for any Training that is sold exclusively by the Training Affiliate without any Prosoft Presentational Sales Support (as reasonably determined by Prosoft), provided that the Training Affiliate may have received Prosoft Administrative Sales Support in connection with such sale and still qualify for the "Sale Closing Discount".

          "SUBJECT MARKET" means the geographic area described on SCHEDULE 3 hereto.

          "TRAINING PURCHASER" means any Person that is a purchaser or potential purchaser of the Training.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


                                       "PROSOFT"

                                       PROSOFT I-NET SOLUTIONS, INC.,
                                       a Nevada corporation

                                       By:  /s/ Donald Danks
                                          ------------------------
                                            Name:
                                            Title: VP


                                       "TRAINING AFFILIATE"

                                       By:  /s/ Michael Khalid
                                          ------------------------
                                            Name:
                                            Title:

                                  SCHEDULE I
                                  ----------

                               PROSOFT COURSES


ENTERPRISE INTERNET LITERACY TRACK
----------------------------------

  End User Series
  Basic Internet Business Skills
  Advanced Internet Business Skills Using the Web
  Netscape Communicator for Web Power Users*
  Internet Security for Business Applications
  Internet/Intranet Business Applications Using Office 97
  Conducting Market Research Using the Internet and the Web

  Web Publishing Series
  Introduction to HTML Authoring
  Intermediate HTML Authoring
  Advanced HTML Authoring
  Internet/Intranet Publishing Using Microsoft FrontPage 97
  Web Publishing Using Microsoft FrontPage 97

WEB PROFESSIONAL TRACK
----------------------

  Web Master Series
  Microsoft Web Master Boot Camp
  Netscape Web Master Boot Camp
  Visual Site Design and Management Using NetObjects FUSION 2.0*
  Creating Dynamic and Interactive Multimedia Web Sites
  Instant Java: Incorporating Java Applets and Javascript in Web Pages Introduction to VRML Authoring and Interactive 3D Modeling for the Web

  Web Developer Series
  Introduction to JavaScript Programming
  Advanced JavaScript Programming
  Netscape LiveWire Pro Workshop*
  Learning and Applying Java Development Tools
  Fundamentals of Java Programming
  Fundamentals of CGI Programming
  VB Script for Web Applications
  Introduction to ActiveX Technology and Tools
  Deploying Active Platform and ActiveX Server Pages on IIS 3.0
  Managing Software and Web Development With Microsoft Visual SourceSafe 5.0* Developing Java Applets and ActiveX Controls Using Visual J++*
  Developing Java Applets Using Symantec Visual Cafe Pro*
  Implementing a Database Design on Microsoft SQL Server 6.5

I-NET ENGINEER TRACK
--------------------

  PLATFORM INDEPENDENT SERIES
  Internet Security Threats and Countermeasures*
  Advanced TCP/IP Internetworking
  Internetworking: Configuring Bridges and Routers*

  NETSCAPE SOLUTIONS SERIES
  The Full Service Intranet Implementing Netscape Technology and Solutions Building Network-Centric Applications Using Netscape Open Network Environment
    (ONE)**
  Implementing Commerce Based Web Sites Using Netscape Commerce Platform and
    LivePayment**
  Implementing Turn-Key Commerce Solutions and Extranets Using Netscape
    Commercial Applications**

  MICROSOFT SOLUTIONS SERIES
  Building and Deploying Corporate Intranets Using Microsoft Solutions Supporting Microsoft Windows 95
  Supporting Microsoft Windows NT Server 3.51
  Supporting Windows NT 4.0 Core Technologies
  Internetworking Microsoft TCP/IP on Microsoft Windows NT 3.5
  Supporting Microsoft Internet Information Server 2.0
  Fundamentals of Microsoft Exchange Server
  System Administration for Microsoft SQL Server 6.0

  NETSCAPE PRODUCT CENTRIC SERIES
  Netscape Proxy Server (NT Platform)
  Netscape Enterprise Server (NT Platform)
  Netscape Mail Server (NT Platform)
  Netscape News Server (NT Platform)

                              AMENDMENT NO. 1 TO

                   COURSEWARE REPRODUCTION LICENSE AGREEMET


     THIS AMENDMENT NO. 1 TO COURSEWARE REPRODUCTION LICENSE AGREEMENT (the "AMENDMENT") between PROSOFT I-NET SOLUTIONS, INC. ("PROSOFT") and TRAINING RESOURCES INTERNATIONAL, INC., a Nevada corporation (the "CUSTOMER") is made and entered into as of the 1st day of August, 1998. Prosoft and the Customer will be sometimes collectively referred to herein as the "PARTIES."


                                   R E C I T A L S
                                   ---------------

     A. The parties entered into a Courseware Reproduction License Agreement mistakenly dated as of January 20, 1997, but intended to be dated as of January 20, 1998 (the "LICENSE AGREEMENT").

     B. The parties desire to amend the License Agreement pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1. DATE. The date of the License Agreement is amended to read "as of January 20, 1998."

     2.  SCHEDULE 2.  Schedule 2 of the Agreement is hereby replaced with
Schedule 2 attached to this Amendment.

     3.  DEFINITIONS.

     (a) A new definition of "Future Titles" shall be inserted in the appropriate alphabetical location in Section 1 of the Agreement and shall read as follows:

         "Future Titles" shall mean Courseware Titles tied to internet skills or training that are not set forth on Schedule 1 of this Agreement or that are developed or published by Prosoft after the date of this Agreement, but shall not include any courseware that is not developed by Prosoft."

     (b) The definition of "Educational Institution" set forth in Section 1 of the Agreement is hereby amended by inserting the words "in the United States" between the phrases "educational institutions" and "and all agencies".

     (c) The definition of "Net Receipts" set forth in Section 1 of the Agreement is hereby amended to read as follows:

         "Net Receipts" shall mean all gross revenue received from the sales, licensing or other distribution of the Kits, but not including revenue not directly related to the sale or licensing of the Kits, provided that the price charged for the Kits is an identified line item and is no less than the Distributor's cost to produce a Kit (plus a reasonable profit thereon and an allowance for the Royalty Payment (as defined below) associated therewith). Examples of items that are not included in the term "Net Receipts," include but are not limited to, taxes, duties, tariffs, freight, shipping, support or other charges, but only to the extent such other items are separately stated on the invoice(s).

     4. SECTION 2. The title to Section 2 of the Agreement is hereby amended to read as follows:

         "2.  GRANT OF LICENSE."

     5. SECTION 2.1. Section 2.1 of the Agreement will be amended to read in its entirety as follows:

         "2.1 GRANT OF LICENSE. Prosoft hereby grants to Customer an exclusive license to use, sell, or distribute the Courseware to any Educational Institutions. In addition, and subject to the terms and conditions of this Agreement, Prosoft hereby authorizes Customer to reproduce and distribute the Courseware Titles exclusively for Customer Resale. Customer may not license or sublicense the courseware Titles to any third parties in any form without the prior written consent of Prosoft (which consent shall not be unreasonably withheld). Customer agrees not to reverse compile or translate the Courseware Titles, in whole or in part. Customer shall have the right, however, to disassemble and reassemble any of the Courseware Titles and to sell the reassembled titles in the same manner as the Courseware Titles, subject to the same License Fee, provided that (a) such sale of reassembled Courseware Titles may only occur to the Educational Institutions, and
     (b) such reassembled products must be approved by Prosoft if the Prosoft trademark or tradename is attached to such reassembled products. Customer shall have the rights to sell the Kits, or any part thereof, in any combination of elements that it deems appropriate (for example, without limiting the forgoing, Customer may package and sell the Electronic Courseware Title alone, or in combination with a Paper-based Courseware Title and/or an Exercise Disk). Prosoft reserves all rights not expressly granted to Customer in this Agreement."

     6. SECTION 3. Sections 3.1, 3.2, and 3.3 of the Agreement are hereby amended to read in their entirety as follows:

     "3.  LICENSE FEES.

          3.1 ROYALTY PAYMENTS. Customer shall pay to Prosoft twenty percent (20%) of Customer's Net Receipts from Customer's distribution of the Kits (such amounts being referred to herein as the "Royalty Payments"). Such royalty Payments shall be payable in accordance with
     Section 3.3 hereof.

          3.2 GUARANTEED LICENSE FEE. Upon execution of this Agreement, Customer shall be immediately bound and obligated to pay to Prosoft a guaranteed, non-refundable license fee in the amount of $1,600,000 (the "GUARANTEED LICENSE FEE") on such dates as specified on Schedule 2, which Guaranteed License Fee shall constitute an advance by Customer on all Royalty Payments owing by Customer to Prosoft under Section 3.1. Such payments of the Guaranteed License shall be made strictly on the dates set forth on Schedule 2, and there shall be no grace period for the payment thereof. Customer's payment of the Guaranteed License Fee shall be guaranteed, unconditional, irrevocable and non-refundable, regardless of the number of Kits sold by the Customer to its End Customers and the amount of the Royalty Payments due to Prosoft. The payment by customer of the Guaranteed License Fee shall serve as consideration for the grant by Prosoft to Customer of the right to reproduce Kits from the courseware Titles set forth on Schedule 1 in accordance with the terms of this Agreement, and shall be payable notwithstanding the existence of the Future Titles. Notwithstanding anything to the contrary contained herein, Customer shall have the right at any time and from time to time to substitute Future Titles for any of the Courseware Titles set forth on Schedule 1 (and Prosoft agrees to identify the existence and nature of such Future Titles upon Customer's request) and such substituted Future Titles will become "Courseware Titles" for all purposes under this Agreement, so long as the total number of Courseware Titles subject to this Agreement does not increase in number, provided, however, that with respect to uses, sales or distributions by Customer of Courseware to Educational Institutions, Customer shall have the right to substitute Future Titles in its discretion (including Future Titles relating to Prosoft's Internet Certification programs provided that the purchaser of such Kits shall have executed a CIW license agreement in form supplied by Prosoft) and without any prior refusal right of Prosoft."

          3.3 PAYMENTS DUE. Customer shall provide monthly written reports indicating the quantities of Kits (and the parts thereof) reproduced and the Royalty Payments due thereon, and such amounts shall be paid within thirty (30) days of the end of each month for all reproductions made that month (or for any prior month(s) for which royalties are calculable), provided that no Royalty Payments shall be due Prosoft until the total amount of all Royalty Payments owing exceed the cumulative amount of the Guaranteed License Fee paid to Prosoft as of the date of determination, and then only to the extent of the excess. All sums are to be paid in United States dollars. Any payment not received when due shall bear interest at the rate of 10% per annum, calculated monthly."

     7. SECTION 4. Section 4 of the Agreement is hereby amended to read in its entirety as follows:

     "4.  RESELLER AGREEMENT; GRANT OF EXCLUSIVITY.

          4.1. RESELLER AGREEMENT. Customer, upon execution of a Training Resale Agreement, the form of which will be provided by Prosoft and which will be substantially similar to other reseller agreements entered into by Prosoft and its third party resellers at that time (the "Reseller Agreement"), shall have the right to become a non-exclusive reseller of Prosoft's instructor led training to Educational Institutions, upon the terms and conditions set forth in the Reseller Agreement.

          4.2. GRANT OF EXCLUSIVITY. From the effective date until Termination Date (as defined below), Customer shall have the exclusive right to resell the Courseware Titles to Educational Institutions. In the event that Customer elects the Renewal Option in accordance with
     Section 10 hereof, then Customer shall have the exclusive right to resell the Courseware Titles to Educational Institutions through January 31, 2008. Except as expressly set forth herein, neither
     (i) Prosoft and its agents, affiliates and employees, nor (ii) any other third party, (the parties referred to in clauses (i) and (ii) being referred to herein as the "Restricted Parties"), shall sell or distribute the Courseware Titles to any Educational Institution during the Exclusivity Period. Prosoft, at its sole cost and expense, shall take all necessary measures and actions (including the prosecution of lawsuits and injunctions with the proper courts) to insure that no Restricted Parties shall sell or distribute the courseware Titles to any Educational Institution during the Exclusivity Period. For purposes hereof, the term "EI TRAINING EVENT" shall include, but not necessarily be limited to, seminars, instructor led training, distance learning, and the like, that any of the Restricted Parties deliver to any Educational Institution. Notwithstanding anything to the contrary contained herein, the Courseware Titles may be sold or distributed by the Restricted Parties to any Educational Institution in connection with an EI Training Event during the Exclusivity Period, provided that Prosoft pays to Customer a sublicense fee as follows: (a) in the case where Prosoft directly sells any EI Training Event to any Educational Institution, 25 percent of the invoiced revenue (not including instructor travel expenses, room rental charges, equipment rental charges and other costs not associated with instruction and content (such excluded costs being referred to as "Excluded Costs")) for such EI Training Event; (b) in the case where a third party sells any EI Training Event to any Educational Institution on behalf of Prosoft, 30% of the fee (not including Excluded Costs) that Prosoft receives from such third party; (c) in the case where a third party sells a single seat for an EI Training Event to a student associated with any Educational Institution, 3 percent of the revenue received by Prosoft (not including Excluded Costs) arising from such student's participation in such EI Training Event; and (d) in the case where Prosoft sells any Courseware Titles or any Kits to any Educational Institution where such a sale is not related to an EI Training Event, 75 percent of the invoiced revenue relating to such sale, provided that Customer shall have given Prosoft its prior written approval of the terms and conditions of such sale prior to the consummation thereof. With respect to any amounts owing by Prosoft to Customer in connection with clauses (a) through (d) above, such amounts shall be considered "Net Receipts" for purposes of this Agreement, and Prosoft shall provide Customer with quarterly written reports describing the EI Training
     Events that have occurred and the amounts owing Customer for the three-month periods ending January 31, April 30, July 31 and October 31 (the "Prosoft Quarter-End Dates") during the term of this Agreement.
     Such written reports, and the payments owing by Prosoft for such quarters, shall be delivered to Customer within 30 days of each of the Prosoft Quarter-End Dates."

     8. SECTION 7.4. A new Section 7.4 of the Agreement shall be added and shall read as follows:

         "7.4 Changes to Trade-dress. In the event that Prosoft alters its trade dress, Prosoft shall notify the customer of the details of such change and Customer shall promptly begin using the new trade-dress in connection with the Kits."

     9. SECTION 14. Section 14 of the Agreement is hereby amended to read in its entirety as follows:

         "14. ASSIGNMENT. Except as provided herein, neither party may assign their rights or obligations under this Agreement. Notwithstanding anything to the contrary contained herein, either party may assign this Agreement to a company which acquires all or substantially all of its assets or into which it is merged, provided that such acquiring company assumes all the obligations under this Agreement."

     10. SECTION 24.1. Section 24.1 is hereby amended in its entirety to read as follows:

         "24.1. Customer is hereby granted a nonexclusive license under Prosoft's post secondary status and, once Prosoft has been accredited, the accreditation, to be used by Customer is its distance learning business. Prosoft will use its best efforts to complete the accreditation process and will diligently pursue such process through to completion. Prosoft will provide Customer with a timetable for the completion of the accreditation process, which timetable shall be subject to the reasonable approval of Customer. Prosoft shall keep Customer apprised as to its progress in this regard. Customer shall have a nonexeclusive license under this accreditation, along with Prosoft, for so long as Prosoft operates its vocational division (the "Vocational Division"), that is, for so long as it is funded by Title III monies and trains unemployed workers. Customer is hereby granted an irrevocable option (the "Option") to acquire all of Prosoft's right, title and interest under the post secondary status and the accreditation status and/or process (if accreditation has not yet been attained), which option shall be immediately exercisable by Customer at an exercise price of $1,000.00 upon written notice to Prosoft at such time as Prosoft (a) discontinues operation of the Vocation Division, or (b) is acquired by a third party."

     Other than as amended hereby, the Agreement shall remain in full force and effect and the parties hereby ratify and reaffirm the Agreement as so amended. All references in the Agreement to "the Agreement," "this Agreement," "hereof" and words of like import shall mean the Agreement as modified by this Amendment.

         IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date set forth above.

                                              PROSOFT I-NET SOLUTIONS, INC.,
                                              a Nevada corporation
                                              By /s/ Jerrell M. Baird
                                                 ------------------------------
                                                 Name: Jerrell M. Baird
                                                 Title:Chairman

                                              TRAINING RESOURCES
                                              INTERNATIONAL, INC.,
                                              a Utah corporation

                                              By /s/ Michael Khaled
                                                 ------------------------------
                                                 MICHAEL KHALED
                                                 President

APPROVED:

NETGATEWAY,
a Nevada corporation

By: /s/ Donald M. Corliss, Jr.
   -----------------------------------
        Donald M. Corliss, Jr.,
        President

                                   Schedule 2

                                Agreement Terms

Guaranteed License Fee:  $1,600,000

Payment dates of Guaranteed License Fee:
         The payments under the Guaranteed License Fee shall be due and payable to Prosoft within 15 calendar days of each of the following dates, and shall be paid in United States dollars in the amounts set forth next to each date:

         March 31, 1998: $200,000
         June 30, 1998: $200,000
         September 30, 1998:  $100,000
         December 31, 1998:  $100,000
         March 31, 1999:  $250,000
         June 30, 1999:  $250,000
         September 30, 1999:  $250,000
         December 31, 1999:  $250,000

Initial Agreement Term: Effective date through January 31, 2003


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